Exhibit 99.1

FOR IMMEDIATE RELEASE

ENERGY TRANSFER PARTNERS REPORTS

THIRD QUARTER AND YEAR-TO-DATE RESULTS

Dallas – July 10, 2007 – Energy Transfer Partners, L.P. (NYSE:ETP) reported EBITDA, as adjusted, for the third fiscal quarter ended May 31, 2007 of $244.7 million as compared to EBITDA of $145.6 million for the third fiscal quarter of 2006, an increase of $99.1 million. For the nine month period ended May 31, 2007, ETP reported EBITDA of $799.4 million as compared to $657.5 million for the nine months ended May 31, 2006, an increase of $141.9 million.

ETP reported net income of $157.5 million for the third quarter ended May 31, 2007 as compared to $111.9 million for the same period ended May 31, 2006, an increase of $45.6 million. ETP reported net income of $539.6 million for the nine month period ended May 31, 2007 as compared to $482.5 million for the nine months ended May 31, 2006, an increase of $57.1 million.

Both the three and nine month periods ended May 31, 2007 benefited by the acquisition of Titan Propane in June 2006 and the December 1, 2006 acquisition of Transwestern Pipeline.

“We are pleased to announce another quarter of strong financial performance, with our growth driven by our Titan and Transwestern acquisitions and the continued expansion of our core intrastate pipeline business” said Brian J. Jennings, Chief Financial Officer, ETP. “Importantly, we are beginning to see returns from our multi-year capital expansion program.”

The Partnership has scheduled a conference call for Thursday, July 12th at 10:00a.m. Central Time (11:00a.m. Eastern Time) to discuss the fiscal 2007 third quarter results. The dial-in number is (888) 423-3281; participant code: Energy Transfer Partners. The call will be available for replay for a limited time on the company’s website.

EBITDA, as adjusted, is a non-GAAP financial measure used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of the Partnership’s fundamental business activities. EBITDA, as adjusted, should not be considered in isolation or as a substitute for net income, income from operations, or other measures of cash flow. A table reconciling EBITDA, as adjusted, with appropriate GAAP financial measures is included in the summarized financial information included in this release.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP’s natural gas operations include intrastate natural gas gathering and transportation pipelines, natural gas treating and processing assets located in Texas and Louisiana, and three natural gas storage facilities located in Texas. These assets include approximately 12,200 miles of intrastate pipeline in service, with an additional 400 miles of intrastate pipeline under construction, and 2,400 miles of interstate pipeline. ETP is also one of the three largest retail marketers of propane in the U.S., serving more than one million customers across the country.

Energy Transfer Equity, L.P. (NYSE:ETE) owns the general partner of Energy Transfer Partners and approximately 62.5 million ETP limited partners units. Together ETP and ETE have a combined enterprise value of approximately $20 billion.

The information contained in this press release is available on the Partnership’s website at www.energytransfer.com.

Contacts

Investor Relations:

Energy Transfer

Renee Lorenz

214-981-0700

Media Relations:

Vicki Granado

Gittins & Granado

214-361-0400

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	May 31, 2007	August 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$95,610	$26,041
Marketable securities	3,575	2,817
Accounts receivable, net of allowance for doubtful accounts	625,339	675,545
Inventories	297,876	387,140
Deposits paid to vendors	46,579	87,806
Exchanges receivable	40,545	23,221
Price risk management assets	25,944	56,139
Prepaid expenses and other	40,002	56,139

Total current assets	1,175,470	1,301,804

PROPERTY, PLANT AND EQUIPMENT, net	5,278,109	3,313,649
GOODWILL	716,443	604,409
INTANGIBLES AND OTHER LONG-TERM ASSETS, net	399,330	235,151

Total assets	$7,569,352	$5,455,013

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Accounts payable	$584,436	$603,140
Exchanges payable	48,188	24,722
Customer advances and deposits	40,554	108,836
Accrued and other current liabilities	261,697	202,296
Price risk management liabilities	1,866	36,918
Current maturities of long-term debt	39,768	40,578

Total current liabilities	976,509	1,016,490

LONG-TERM DEBT, less current maturities	3,426,608	2,589,124
DEFERRED INCOME TAXES	100,481	106,842
OTHER NON-CURRENT LIABILITIES	16,819	5,695
COMMITMENTS AND CONTINGENCIES

	4,520,417	3,718,151

PARTNERS’ CAPITAL:
General Partner	125,290	82,450
Limited Partners:
Common Unitholders (136,979,887 and 110,726,999 units authorized, issued and outstanding at May 31, 2007 and August 31, 2006, respectively)	2,928,185	1,647,345
Class E Unitholders (8,853,832 units authorized, issued and outstanding - held by subsidiary and reported as treasury units)	—	—

	3,053,475	1,729,795
Accumulated other comprehensive income (loss)	(4,540)	7,067

Total partners’ capital	3,048,935	1,736,862

Total liabilities and partners’ capital	$7,569,352	$5,455,013

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit and unit data)

(unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2007	2006	2007	2006
REVENUES:
Midstream and transportation and storage	$1,406,598	$1,211,549	$3,961,880	$5,503,385
Propane and other	308,188	208,786	1,203,831	783,386

Total revenues	1,714,786	1,420,335	5,165,711	6,286,771

COSTS AND EXPENSES:
Cost of products sold, midstream and transportation and storage	1,095,040	1,020,692	3,117,732	4,765,113
Cost of products sold, propane and other	192,347	126,675	742,814	481,712
Operating expenses	148,903	102,969	415,093	305,336
Depreciation and amortization	47,402	28,149	126,571	84,076
Selling, general and administrative	39,786	23,732	105,989	79,986

Total costs and expenses	1,523,478	1,302,217	4,508,199	5,716,223

OPERATING INCOME	191,308	118,118	657,512	570,548

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(46,149)	(13,674)	(128,383)	(70,609)
Equity in earnings (losses) of affiliates	839	(150)	5,212	(318)
Gain (loss) on disposal of assets	(2,500)	22	(3,785)	556
Interest and other income, net	17,751	9,672	20,845	12,933

INCOME BEFORE INCOME TAX EXPENSE AND MINORITY INTERESTS	161,249	113,988	551,401	513,110

Income tax expense	3,560	1,981	10,456	28,406

INCOME BEFORE MINORITY INTERESTS	157,689	112,007	540,945	484,704

Minority interests	(223)	(95)	(1,333)	(2,199)

NET INCOME	157,466	111,912	539,612	482,505

GENERAL PARTNER’S INTEREST IN NET INCOME	59,962	30,109	173,830	78,287

LIMITED PARTNERS’ INTEREST IN NET INCOME	$97,504	$81,803	$365,782	$404,218

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.71	$0.67	$2.67	$2.79

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	136,978,390	110,658,305	131,147,779	108,466,616

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.71	$0.67	$2.66	$2.78

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	137,368,358	110,921,227	131,520,530	108,718,490

	Three Months Ended May 31,		Nine Months Ended May 31,
SUPPLEMENTAL INFORMATION:	2007	2006	2007	2006
(unaudited)

Net income reconciliation:
Net income	$157,466	$111,912	$539,612	$482,505
Depreciation and amortization	47,402	28,149	126,571	84,076
Interest expense	46,149	13,674	128,383	70,609
Income tax expense	3,560	1,981	10,456	28,406
Non-cash compensation expense	5,324	(451)	11,395	5,375
Interest (income) and other, net	(17,751)	(9,672)	(20,845)	(12,933)
(Gain) loss on disposal of assets	2,500	(22)	3,785	(556)

EBITDA, as adjusted (a)	$244,650	$145,571	$799,357	$657,482

	Three Months Ended May 31,		Nine Months Ended May 31,
VOLUMES:	2007	2006	2007	2006

Midstream
Natural gas MMBtu/d – sold	1,042,641	1,216,424	948,242	1,423,414
NGLs Bbls/d – sold	21,586	10,902	16,373	10,224
Transportation and storage
Natural gas MMBtu/d – transported	6,752,447	4,797,307	5,540,393	4,500,308
Natural gas MMBtu/d – sold	1,204,609	1,303,033	1,388,337	1,572,451
Interstate transportation
Natural gas MMBtu/d – transported	1,802,486	—	1,765,677	—
Natural gas MMBtu/d – sold	22,247	—	20,382	—
Propane operations (in gallons)
Retail propane	127,612	91,514	521,957	346,010
Wholesale	23,493	19,299	79,204	67,143

(a)	EBITDA, as adjusted, is defined as the Partnership’s earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees, gain or loss on disposal of assets, and other expenses. We present EBITDA, as adjusted, on a Partnership basis, which includes both the general and limited partner interests. Non-cash compensation expense represents charges for the value of the grants awarded under the Partnership’s compensation plans over the vesting terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from our disposal of assets and discontinued operations is not included when determining EBITDA, as adjusted. EBITDA, as adjusted, (i) is not a measure of performance calculated in accordance with generally accepted accounting principles and (ii) should not be considered in isolation or as a substitute for net income, income from operations or cash flow as reflected in our consolidated financial statements.

EBITDA, as adjusted, is presented because such information is relevant and is used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and operating results of our fundamental business activities. Management believes that the presentation of EBITDA, as adjusted, is useful to lenders and investors because of its use in the natural gas and propane industries and for master limited partnerships as an indicator of the strength and performance of the Partnership’s ongoing business operations, including the ability to fund capital expenditures, service debt and pay distributions. Additionally, management believes that EBITDA, as adjusted, provides additional and useful information to our investors for trending, analyzing and benchmarking the operating results of our partnership from period to period as compared to other companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results. In addition, out debt agreements contain financial covenants based on EBITDA, as adjusted.

EBITDA, as adjusted, is used by management to determine our operating performance and, along with other data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation. We have a large number of business locations located in different regions of the United States. EBITDA, as adjusted, can be a meaningful measure of financial performance because it excludes factors which are outside the control of the employees responsible for operating and managing the business locations, and provides information management can use to evaluate the performance of the business locations, or the region where they are located, and the employees responsible for operating them. Our EBITDA, as adjusted, includes non-cash compensation expense which is a non-cash expense item resulting from our unit based compensation plans that does not require cash settlement and is not considered during management’s assessment of the operating results of our business. Adding these non-cash compensation expenses in EBITDA, as adjusted, allows management to compare our operating results to those of other companies in the same industry who may have compensation plans with levels and values of annual grants that are different than ours. We do not include gain or loss on the sale of assets when determining EBITDA, as adjusted, since including non-cash income or loss resulting from the sale of assets increases/decreases the performance measure in a manner that is not related to the true operating results of our business.

There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP. Management compensates for these limitations by considering EBITDA, as adjusted in conjunction with its analysis of other GAAP financial measures, such as gross margin, operating income, net income, and cash flow from operating activities.